Exhibit 4.1

WYNN LAS VEGAS, LLC
and
WYNN LAS VEGAS CAPITAL CORP.,
as joint and several obligors

AND

KEVYN, LLC,
WORLD TRAVEL, LLC,
WYNN SHOW PERFORMERS, LLC,
WYNN SUNRISE, LLC,
and
WLV EVENTS, LLC,
as guarantors

4.25% SENIOR NOTES DUE 2023

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 20, 2018

U.S. BANK NATIONAL ASSOCIATION

Trustee

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 20, 2018, among Wynn Las Vegas, LLC, a Nevada limited liability company (“Wynn Las Vegas”), Wynn Las Vegas Capital Corp., a Nevada corporation (together with Wynn Las Vegas, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended by that certain Supplemental Indenture dated as of February 18, 2015 and as may be further amended, supplemented, or otherwise modified, the “Indenture”), dated as of May 22, 2013, providing for the issuance of an aggregate principal amount of $500,000,000 of 4.25% Senior Notes due 2023 (the “Notes”);
WHEREAS, the Issuers have solicited consents (“Consents”) pursuant to a Consent Solicitation Statement, dated March 15, 2018 (the “Consent Solicitation Statement”) from the Holders of the Notes to amend the Indenture to narrow the circumstances in which a Change of Control may be deemed to have occurred;
WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes, excluding Notes owned by either of the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with either of the Issuers, voting as a single class have delivered valid Consents to the proposed amendment set forth in this Supplemental Indenture;
WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Boards of Directors (or equivalent governing bodies or persons) of each of the Issuers and the Guarantors authorizing the execution of this Supplemental Indenture, (ii) evidence satisfactory to the Trustee of the Consents described in the immediately preceding paragraph, and (iii) the Officer’s Certificate and Opinions of Counsel described in Section 9.05 of the Indenture; and
WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AMENDMENT. Clause (3) of the definition of “Change of Control” in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as set forth below:
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in clause (1) above), other than the Principal and any of his Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of Equity Interests;
3.EFFECTIVE DATE OF THIS SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall be executed, delivered and effective as of the date first written above but shall not become operative until the payment of the Consent Payment (as defined in the Consent Solicitation Statement) by the Issuers pursuant to the terms of the Consent Solicitation Statement.
4.REFERENCE TO AND EFFECT ON INDENTURE. On and after the date upon which this Supplemental Indenture becomes operative, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents or instruments) shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.
5.NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 4-1401 OF THE NEW YORK OBLIGATIONS LAW.
6.CONFLICTS WITH INDENTURE. This Supplemental Indenture is subject to all terms of the Indenture. To the extent any provision of this Supplemental Indenture conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
7.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUERS:

WYNN LAS VEGAS, LLC,
a Nevada limited liability company

By: Wynn Las Vegas Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn America, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Craig Billings
Name: Craig Billings
Title: Chief Financial Officer and Treasurer

WYNN LAS VEGAS CAPITAL CORP.,
a Nevada corporation

/s/ Craig Billings
Name: Craig Billings
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

 GUARANTORS:

WYNN SHOW PERFORMERS, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Las Vegas Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn America, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Craig Billings
Name: Craig Billings
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

WORLD TRAVEL, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Las Vegas Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn America, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Craig Billings
Name: Craig Billings
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

WYNN SUNRISE, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Las Vegas Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn America, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Craig Billings
Name: Craig Billings
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

KEVYN, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Las Vegas Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn America, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Craig Billings
Name: Craig Billings
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

WLV EVENTS, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Las Vegas Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn America, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Craig Billings
Name: Craig Billings
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Signature Page to Second Supplemental Indenture]